SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 17, 2008 (April 11, 2008)

WesBanco, Inc.
 (Exact name of registrant as specified in its charter)

West Virginia	0-8467	55-0571723
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1 Bank Plaza, Wheeling, WV	26003
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code       (304) 234-9000

Former name or former address, if changed since last report  Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On March 4, 2008, WesBanco, Inc. (“WesBanco”) filed an 8-K that indicated that, among other items, previously agreed upon transactions to sell five Oak Hill branches were expected to close in April 2008.  Effective the close of business April 11, 2008, the agreements to sell the five branches were executed and the related transactions were completed with First State Bank of Adams County, a subsidiary of First State Bancorp, Inc., headquartered in Winchester, Ohio and Vinton County National Bank of McArthur, a subsidiary of Community Bancshares, Inc., headquartered in McArthur, Ohio.  Collectively, the transactions represent a blended premium of approximately 7.4% on deposits of $65.1 million.  Loans totaling $33.9 million and other assets totaling $2.4 million are also included in the transactions.  It is currently anticipated that the premium, net of allocable core deposit intangible basis from their acquisition at November 30, 2007, will be netted against originally recorded goodwill, and as a result, no income statement impact is currently anticipated from the completion of this transaction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WesBanco, Inc.
(Registrant)

April 17, 2008	/s/ Robert H. Young
Date	Robert H. Young
Executive Vice President and
Chief Financial Officer